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                                                                   EXHIBIT 99.3



                                 CONOCOPHILLIPS

                                    LETTER TO
                      DEPOSITORY TRUST COMPANY PARTICIPANTS
                                       FOR
                            TENDER OF ALL OUTSTANDING

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

3.625% NOTES DUE 2007                  4.75% NOTES DUE 2012 IN                 5.90% NOTES DUE 2032
   IN EXCHANGE FOR                          EXCHANGE FOR                          IN EXCHANGE FOR
     REGISTERED                              REGISTERED                             REGISTERED
3.625% NOTES DUE 2007                   4.75% NOTES DUE 2012                   5.90% NOTES DUE 2032

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                   CONOCO INC. AND PHILLIPS PETROLEUM COMPANY

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EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     ,    ,
UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES OF A SERIES TENDERED IN AN EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THAT EXCHANGE OFFER.
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To Depository Trust Company Participants:

     We are enclosing with this letter the material listed below relating to the offer by ConocoPhillips, Conoco Inc. and Phillips Petroleum Company to exchange ConocoPhillips' 3.625% Notes due 2007, 4.75% Notes due 2012 and 5.90% Notes due 2032 fully and unconditionally guaranteed by Conoco and Phillips (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of ConocoPhillips' issued and outstanding 3.625% Notes due 2007, 4.75% Notes due 2012 and 5.90% Notes due 2032 fully and unconditionally guaranteed by Conoco and Phillips (collectively, the "Old Notes"), which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of that series (each an "Exchange Offer" and sometimes collectively referred to as the "Exchange Offer"), upon the terms and subject to the conditions set forth in the prospectus dated , of ConocoPhillips, Conoco and Phillips and the related letter of transmittal.

     We are enclosing copies of the following documents:

          1. Prospectus dated   ,   ;

          2. Letter of transmittal, together with accompanying Substitute Form W-9 Guidelines;

          3. Notice of guaranteed delivery; and

          4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining that client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that each
Exchange Offer will expire at 5:00 p.m., New York City time, on   ,   , unless
extended.

     No Exchange Offer for Old Notes of a series is conditioned upon any minimum aggregate principal amount of Old Notes of that series being tendered for exchange or upon the consummation of any other Exchange Offer.



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     Pursuant to the letter of transmittal, each holder of Old Notes will represent to ConocoPhillips, Conoco and Phillips that:

     - any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

     - such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;

     - such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of ConocoPhillips, Conoco or Phillips, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes;

     - if such person is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

     - if such person is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from ConocoPhillips, Conoco or Phillips; and

     - such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     Neither ConocoPhillips, Conoco nor Phillips will pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes under the Exchange Offer. ConocoPhillips will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from us upon request.

                                             Very truly yours,

                                             THE BANK OF NEW YORK

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